Exhibit 99.1

U.S. Department of Justice United States Attorney Southern District of New York

The Silvio J. Mollo Building One Saint Andrew’s Plaza New York, New York 10007

January 6, 2014

John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Steven R. Peikin, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Re:	JPMorgan Chase Bank, N.A. – Deferred Prosecution Agreement

Dear Messrs. Savarese, DiPrima, Kleinhaus, and Peikin:

Pursuant to our discussions and written exchanges, the Office of the United States Attorney for the Southern District of New York (the “Office”) and defendant JPMorgan Chase Bank, N.A. (“JPMorgan” or the “Bank”), under authority granted by its Board of Directors in the form of a Board Resolution (a copy of which is attached hereto as Exhibit A), hereby enter into this Deferred Prosecution Agreement (the “Agreement”).

The Criminal Information

1. JPMorgan consents to the filing of a two-count Information (the “Information”) in the United States District Court for the Southern District of New York (the “Court”), charging JPMorgan with failure to maintain an effective anti-money laundering program, in violation of Title 31, United States Code, Sections 5318(h) and 5322(a) and Title 12, Code of Federal Regulations, Section 21.21, and failure to file a suspicious activity report, in violation of Title 31, United States Code, Sections 5318(g) and 5322(a) and Title 12, Code of Federal Regulations, Section 21.11. A copy of the Information is attached hereto as Exhibit B. This Agreement shall take effect upon its execution by both parties.

Acceptance of Responsibility

2. JPMorgan admits and stipulates that the facts set forth in the Statement of Facts, attached hereto as Exhibit C and incorporated herein, are true and accurate.

John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

Payments and Forfeiture Obligation

3. As a result of the conduct described in the Information and the Statement of Facts, JPMorgan agrees to make a payment in the amount of $1,700,000,000 (the “Stipulated Forfeiture Amount”) to the United States, pursuant to this Agreement.

4. JPMorgan agrees that this Agreement, the Information, and the Statement of Facts may be attached and incorporated into a civil forfeiture complaint (the “Civil Forfeiture Complaint”), a copy of which is attached hereto as Exhibit D, that will be filed against the Stipulated Forfeiture Amount. By this Agreement, JPMorgan expressly waives service of that Civil Forfeiture Complaint and agrees that a Final Order of Forfeiture may be entered against the Stipulated Forfeiture Amount.

5. JPMorgan shall transfer $1,700,000,000 to the United States within three business days after executing this Agreement (or as otherwise directed by the Office following such period). Such payment shall be made by wire transfer to the United States Marshals Service, pursuant to wire instructions provided by the Office. If JPMorgan fails to timely make the payment required under this paragraph, interest (at the rate specified in 28 U.S.C. § 1961) shall accrue on the unpaid balance through the date of payment, unless the Office, in its sole discretion, chooses to reinstate prosecution pursuant to Paragraphs 14 and 15, below.

6. Upon Court approval of this Agreement, JPMorgan shall release any and all claims it may have to the Stipulated Forfeiture Amount and execute such documents as necessary to accomplish the forfeiture of the funds. JPMorgan agrees that it will not file a claim with the Court or otherwise contest the civil forfeiture of the Stipulated Forfeiture Amount and will not assist a third party in asserting any claim to the Stipulated Forfeiture Amount. The Government intends to distribute the Stipulated Forfeiture Amount to victims of the fraud at Bernard L. Madoff Investment Securities LLC and its predecessor, Bernard L. Madoff Investment Securities (collectively, “Madoff Securities”), consistent with the applicable Department of Justice regulations, through the ongoing remission process. See 21 U.S.C. § 853(i)(1) and 28 C.F.R. Part 9.

7. JPMorgan agrees that the Stipulated Forfeiture Amount shall be treated as a penalty paid to the United States government for all purposes, including all tax purposes. JPMorgan agrees that it will not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, local or foreign tax for any portion of the $1,700,000,000 that JPMorgan has agreed to pay to the United States pursuant to this Agreement.

Obligation to Cooperate

8. JPMorgan agrees to cooperate fully with the Office, the Federal Bureau of Investigation (“FBI”), and any other governmental agency designated by the Office regarding any matter relating to the conduct described in the Information or Statement of Facts, or any matter relating to the fraud committed at Madoff Securities (collectively, the “Office’s Investigation”).

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

9. It is understood that during the term of this Agreement, and consistent with its obligations under law, including relevant data protection, bank secrecy, or other confidentiality laws, JPMorgan shall, with respect to the Office’s Investigation: (a) truthfully and completely disclose all information with respect to the activities of the Bank and its officers, agents, affiliates, and employees concerning all matters about which the Office inquires of it, which information can be used for any purpose; (b) cooperate fully with the Office, the FBI and any other governmental agency designated by the Office; (c) attend all meetings at which the Office requests its presence and use its reasonable best efforts to secure the attendance and truthful statements or testimony of any past or current officers, agents, or employees at any meeting or interview or before the grand jury or at trial or at any other court proceeding; (d) provide to the Office upon request any document, record, or other tangible evidence relating to matters about which the Office or any designated law enforcement agency inquires of it; (e) assemble, organize, and provide in a responsive and prompt fashion, and upon request, on an expedited schedule, all documents, records, information and other evidence in JPMorgan’s possession, custody or control as may be requested by the Office, the FBI, or designated governmental agency; (f) provide to the Office any information and documents that come to JPMorgan’s attention that may be relevant to the Office’s Investigation, as specified by the Office; (g) provide testimony or information necessary to identify or establish the original location, authenticity, or other basis for admission into evidence of documents or physical evidence in any criminal or other proceeding as requested by the Office, the FBI, or designated governmental agency, including but not limited to information and testimony concerning the conduct set forth in the Information and Statement of Facts. Nothing in this Agreement shall be construed to require JPMorgan to provide any information, documents, or testimony protected by the attorney-client privilege, work-product doctrine, or other applicable privileges.

10. It is understood that, during the term of this Agreement, JPMorgan shall: (a) bring to the Office’s attention all criminal conduct by JPMorgan or any of its employees acting within the scope of their employment related to violations of the federal laws of the United States, as to which JPMorgan’s Board of Directors, senior management, or United States legal and compliance personnel are aware; (b) bring to the Office’s attention any administrative, regulatory, civil, or criminal proceeding or investigation of JPMorgan relating to the Bank Secrecy Act (“BSA”); and (c) commit no crimes under the federal laws of the United States subsequent to the execution of this Agreement.

11. JPMorgan agrees that its obligations pursuant to this Agreement, which shall commence upon the signing of this Agreement, will continue for two years from the date of the Court’s acceptance of this Agreement, unless otherwise extended pursuant to Paragraph 16 below. JPMorgan’s obligation to cooperate is not intended to apply in the event that a prosecution against JPMorgan by this Office is pursued and not deferred.

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

Deferral of Prosecution

12. In consideration of JPMorgan’s entry into this Agreement and its commitment to: (a) accept and acknowledge responsibility for its conduct, as described in the Statement of Facts and the Information; (b) cooperate with the Office and the FBI; (c) make the payment specified in this Agreement; (d) comply with the federal criminal laws of the United States (as provided herein in Paragraph 10); and (e) otherwise comply with all of the terms of this Agreement, the Office shall recommend to the Court that prosecution of JPMorgan on the Information be deferred for two years from the date of the signing of this Agreement. JPMorgan shall expressly waive indictment and all rights to a speedy trial pursuant to the Sixth Amendment of the United States Constitution, Title 18, United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Local Rules of the United States District Court for the Southern District of New York for the period during which this Agreement is in effect.

13. It is understood that this Office cannot, and does not, make any promises or commitments with respect to the prosecution of JPMorgan for criminal tax violations. However, if JPMorgan fully complies with the understandings specified in this Agreement, no testimony given or other information provided by JPMorgan (or any other information directly or indirectly derived therefrom) will be used against JPMorgan in any criminal tax prosecution. In addition, the Office agrees that, if JPMorgan is in compliance with all of its obligations under this Agreement, the Office will, at the expiration of the period of deferral (including any extensions thereof), seek dismissal with prejudice of the Information filed against JPMorgan pursuant to this Agreement. Except in the event of a violation by JPMorgan of any term of this Agreement or as otherwise provided in Paragraph 14, the Office will bring no additional charges or other civil action against JPMorgan, except for criminal tax violations, relating to its conduct as described in the admitted Statement of Facts. This Agreement does not provide any protection against prosecution for any crimes except as set forth above and does not apply to any individual or entity other than JPMorgan and its affiliated entities. JPMorgan and the Office understand that the Agreement to defer prosecution of JPMorgan must be approved by the Court, in accordance with 18 U.S.C. § 3161(h)(2). Should the Court decline to approve the Agreement to defer prosecution for any reason: (a) both the Office and JPMorgan are released from any obligation imposed upon them by this Agreement; (b) this Agreement shall be null and void, except for the tolling provision set forth in Paragraph 14, below; and (c) if it has already been transferred to the United States pursuant to Paragraph 5, above, the Stipulated Forfeiture Amount shall be returned to JPMorgan.

14. It is understood that should the Office in its sole discretion determine that JPMorgan: (a) has knowingly given false, incomplete or misleading information either during the term of this Agreement or in connection with the Office’s investigation of the conduct described in the Information or Statement of Facts; (b) committed any crime under the federal laws of the United States subsequent to the execution of this Agreement; or (c) otherwise violated any provision of this Agreement, JPMorgan shall, in the Office’s sole discretion, thereafter be subject to prosecution for any federal criminal violation, or suit for any civil cause of action, of which

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

the Office has knowledge, including but not limited to a prosecution or civil action based on the Information, the Statement of Facts, the conduct described therein, or perjury and obstruction of justice. Any such prosecution or civil action may be premised on any information provided by or on behalf of JPMorgan to the Office, the FBI, or the United States Department of the Treasury, Office of the Comptroller of the Currency (“OCC”) at any time, with the exception of any information provided solely to the OCC and/or other regulators pursuant to Title 12, United States Code, Section 1828(x). In any prosecution or civil action based on the Information, the Statement of Facts, or the conduct described therein, it is understood that: (a) no charge would be time-barred provided that such prosecution is brought within the applicable statute of limitations period (subject to any prior tolling agreements between the Office and JPMorgan), and excluding the period from the execution of this Agreement until its termination; and (b) JPMorgan agrees to toll, and exclude from any calculation of time, the running of the statute of limitations for the length of this Agreement starting from the date of the execution of this Agreement and including any extension of the period of deferral of prosecution pursuant to Paragraph 16 below. By this Agreement, JPMorgan expressly intends to and hereby does waive its rights in the foregoing respects, including any right to make a claim premised on the statute of limitations, as well as any constitutional, statutory, or other claim concerning pre-indictment delay. Such waivers are knowing, voluntary, and in express reliance on the advice of JPMorgan’s counsel.

15. It is further agreed that in the event that the Office, in its sole discretion, determines that JPMorgan has violated any provision of this Agreement, including JPMorgan’s failure to meet its obligations under this Agreement: (a) all statements made or acknowledged by or on behalf of JPMorgan to the Office and the FBI or the OCC, including but not limited to the Statement of Facts, or any testimony given by JPMorgan or by any agent of JPMorgan before a grand jury, or other tribunal, whether before or after the date of this Agreement, or any leads from such statements or testimony, shall be admissible in evidence in any and all criminal proceedings hereinafter brought by the Office against JPMorgan; and (b) JPMorgan shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule, that such statements made by or on behalf of JPMorgan before or after the date of this Agreement, or any leads derived therefrom, should be suppressed or otherwise excluded from evidence. It is the intent of this Agreement to waive any and all rights in the foregoing respects, provided, however, that this Paragraph shall not apply to any information provided solely to the OCC and/or other regulators pursuant to Title 12, United States Code, Section 1828(x).

16. JPMorgan agrees that, in the event that the Office determines during the period of deferral of prosecution described in Paragraph 12 above (or any extensions thereof) that JPMorgan has violated any provision of this Agreement, an extension of the period of deferral of prosecution may be imposed in the sole discretion of the Office, up to an additional one year, but in no event shall the total term of the deferral-of-prosecution period of this Agreement exceed three (3) years.

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

17. JPMorgan, having truthfully admitted to the facts in the Statement of Facts, agrees that it shall not, through its attorneys, agents, or employees, make any statement, in litigation or otherwise, contradicting the Statement of Facts or its representations in this Agreement. Consistent with this provision, JPMorgan may raise defenses and/or assert affirmative claims in any civil proceedings brought by private parties as long as doing so does not contradict the Statement of Facts or such representations. Any such contradictory statement by JPMorgan, its present or future attorneys, agents, or employees shall constitute a violation of this Agreement and JPMorgan thereafter shall be subject to prosecution as specified in Paragraphs 14 through 15, above, or the deferral-of-prosecution period shall be extended pursuant to Paragraph 16, above. The decision as to whether any such contradictory statement will be imputed to JPMorgan for the purpose of determining whether JPMorgan has violated this Agreement shall be within the sole discretion of the Office. Upon the Office’s notifying JPMorgan of any such contradictory statement, JPMorgan may avoid a finding of violation of this Agreement by repudiating such statement both to the recipient of such statement and to the Office within forty-eight (48) hours after receipt of notice by the Office. JPMorgan consents to the public release by the Office, in its sole discretion, of any such repudiation. Nothing in this Agreement is meant to affect the obligation of JPMorgan or its officers, directors or employees to testify truthfully in any judicial proceeding.

18. JPMorgan agrees that it is within the Office’s sole discretion to choose, in the event of a violation, the remedies contained in Paragraphs 14 and 15, above, or instead to choose to extend the period of deferral of prosecution pursuant to Paragraph 16, provided, however, that if JPMorgan’s violation of this Agreement is limited to an untimely payment of the Stipulated Forfeiture Amount, the Office may elect instead to choose the additional financial penalties set forth in Paragraph 5, above. JPMorgan understands and agrees that the exercise of the Office’s discretion under this Agreement is unreviewable by any court. Should the Office determine that JPMorgan has violated this Agreement, the Office shall provide notice to JPMorgan of that determination prior to exercising any of those remedies and provide JPMorgan with an opportunity to make a presentation to the Office to demonstrate that no violation occurred, or, to the extent applicable, that the violation should not result in the exercise of any of those remedies, including because the violation has been cured by JPMorgan.

JPMorgan’s BSA/AML Compliance Program

19. JPMorgan shall continue its ongoing effort to implement and maintain an effective BSA/AML compliance program in accordance with the requirements of the BSA and the directives and orders of any United States regulator of JPMorgan or its affiliates, including without limitation the OCC and Federal Reserve Board, as set forth in their respective Consent Cease and Desist Orders, dated January 14, 2013 (“Consent Orders”). The Office acknowledges that, pursuant to the Consent Orders, JPMorgan has implemented and is continuing to implement significant remedial changes to its BSA/AML compliance program, prior to the entry of this Agreement. It is understood that a violation of the BSA or the Consent Orders arising from conduct occurring prior to the date of execution of this Agreement, including with respect to any

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

SAR-filing obligation, will not constitute a breach of JPMorgan’s obligations pursuant to this Agreement. However, there shall be no limitation on the ability of the Office to investigate or prosecute such violations and/or conduct in accordance with the applicable law and the other terms of this Agreement, including Paragraph 13 hereof.

Review of JPMorgan’s BSA/AML Compliance Program

20. For the duration of the Agreement, JPMorgan shall provide the Office with quarterly reports (“Quarterly Reports”) describing the status of JPMorgan’s implementation of the remedial changes to its BSA/AML compliance program required by the Consent Orders. The Quarterly Reports shall identify any violations of the BSA that have come to the attention of JPMorgan’s United States legal and compliance personnel during this reporting period.

21. For the duration of the Agreement, the Office, as it deems necessary and upon request to JPMorgan, shall: (a) be provided by JPMorgan with access to any and all non- privileged books, records, accounts, correspondence, files, and any and all other documents or electronic records, including e-mails, of JPMorgan and its representatives, agents, affiliates, and employees, relating to any matters described or identified in the Quarterly Reports; and (b) have the right to interview any officer, employee, agent, consultant, or representative of JPMorgan concerning any non-privileged matter described or identified in the Quarterly Reports.

22. It is understood that JPMorgan shall promptly notify the Office of (a) any deficiencies, failings, or matters requiring attention with respect to JPMorgan’s BSA/AML compliance program identified by any United States regulatory authority within 10 business days of any such regulatory notice; and (b) any steps taken or planned to be taken by JPMorgan to address the identified deficiency, failing, or matter requiring attention. The Office may, in its sole discretion, direct JPMorgan to provide other reports about its BSA/AML compliance program as warranted.

Limits of this Agreement

23. It is understood that this Agreement is binding on the Office but does not bind any other Federal agencies, any state or local law enforcement agencies, any licensing authorities, or any regulatory authorities. However, if requested by JPMorgan or its attorneys, the Office will bring to the attention of any such agencies, including but not limited to any regulators, as applicable, this Agreement, the cooperation of JPMorgan, and JPMorgan’s compliance with its obligations under this Agreement.

Public Filing

24. JPMorgan and the Office agree that, upon the submission of this Agreement (including the Statement of Facts and other attachments hereto) to the Court, the Agreement (and its attachments) shall be filed publicly in the proceedings in the United States District Court for the Southern District of New York.

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

25. The parties understand that this Agreement reflects the unique facts of this case and is not intended as precedent for other cases.

Execution in Counterparts

26. This Agreement may be executed in one or more counterparts, each of which shall be considered effective as an original signature. Further, all facsimile and digital images of signatures shall be treated as originals for all purposes.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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John F. Savarese, Esq.

Stephen R. DiPrima, Esq.

Emil A. Kleinhaus, Esq.

Steven R. Peikin, Esq.

January 6, 2014

Integration Clause

27. This Agreement sets forth all the terms of the Deferred Prosecution Agreement between JPMorgan and the Office. No modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Office, JPMorgan’s attorneys, and a duly authorized representative of JPMorgan.

Dated: New York. New York

             January 6, 2014

Sincerely,
PREET BHARARA United States Attorney Southern District of New York

By:	/s/ MATTHEW L. SCHWARTZ ARLO DEVLIN-BROWN MATTHEW L. SCHWARTZ Assistant United States Attorneys

/s/ LORIN L. REISNER LORIN L. REISNER Chief. Criminal Division

Accepted and agreed to:

/s/ STEPHEN M. CUTLER	1/6/14
STEPHEN M. CUTLER	Date
General Counsel, JPMorgan Chase Bank, N.A.

/s/ JOHN F. SAVARESE	1/6/14
JOHN F. SAVARESE, ESQ	Date
Attorney for JPMorgan Chase Bank, N.A.

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Exhibit A

JPMORGAN CHASE BANK, N.A.

RESOLUTIONS OF THE BOARD OF DIRECTORS

The following resolutions were duly adopted at a meeting of the Board of Directors of JPMorgan Chase Bank, N.A. (“’JPMCB”) held on January 3, 2014:

WHEREAS, JPMCB has been engaged in discussions with the U.S. Attorney’s Office for the Southern District of New York (the “U.S. Attorney’s Office”) in connection with an investigation (the “Investigation”) being conducted by the U.S. Attorney’s Office of JPMCB’s relationship with Bernard L. Madoff Investment Securities LLC; and

WHEREAS, the Board of Directors of JPMCB has determined that it is in the best interests of JPMCB to enter into a Deferred Prosecution Agreement (the “DPA”), which would resolve the U.S. Attorney’s Office’s Investigation;

RESOLVED that the Board of Directors of JPMCB consents to the resolution of the discussions with the U.S. Attorney’s Office by entering into the DPA in substantially the same form as reviewed by the Board of Directors of JPMCB on January 3, 2014; and

RESOLVED that the Board of Directors of JPMCB authorizes Stephen M. Cutler, General Counsel, and outside counsel representing JPMCB from Wachtell, Lipton, Rosen & Katz to execute the DPA on behalf of JPMCB and for them, and for other appropriate officers of JPMCB, to take any and all other actions as may be necessary or appropriate, and to approve the forms, terms, or provisions of any agreements or other documents as may be necessary or appropriate to carry out and effectuate the purpose and intent of the foregoing.

/s/ Stephen M. Cutler
Stephen M. Cutler
General Counsel, JPMorgan Chase Bank, N.A.

Exhibit B

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
UNITED STATES OF AMERICA,	INFORMATION
- v. -
JPMORGAN CHASE BANK, N.A., Defendant.	14 Cr.

COUNT ONE

(Violation of the Bank Secrecy Act:

Failure to Maintain an Effective Anti-Money Laundering Program)

The United States Attorney charges:

Background

1. At all times relevant to this Information, Bernard L. Madoff Investment Securities LLC, and its predecessor, Bernard L. Madoff Investment Securities (collectively and separately, “Madoff Securities”), had its principal place of business in New York, New York. Madoff Securities operated three principal lines of business: market making, proprietary trading, and investment advisory. Madoff Securities was registered with the United States Securities and Exchange Commission (“SEC”) as a broker-dealer since in or about 1960 and as an investment adviser since in or about August 2006. Bernard L. Madoff (“Madoff”) was the founder of Madoff Securities and its sole owner.

2. JPMorgan Chase & Co. (“JPMC” or the “Bank”) is a financial holding company incorporated under Delaware law in 1968, with its principal place of business in New York, New York. JPMC operates four lines of business, including the Corporate and Investment Bank, Asset Management, Commercial Banking, and Consumer and Community Banking.

3. JPMORGAN CHASE BANK, N.A., the defendant, was at all relevant times the principal banking subsidiary of JPMC. JPMORGAN CHASE BANK, N.A., provides banking services throughout the United States, and is subject to oversight and regulation by the United States Department of the Treasury, Office of the Comptroller of the Currency (the “OCC”).

The Bank Secrecy Act

4. The Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act, or “BSA”), 31 U.S.C. § 5311, et seq., and its implementing regulations require domestic banks and certain other financial institutions to establish and maintain programs designed to detect and report suspicious activity, and to maintain certain related records “where they have a high degree of usefulness in criminal, tax, or regulatory investigations or proceedings.” 31 U.S.C. § 5311.

5. Among other things, the BSA requires that financial institutions “maintain appropriate procedures to ensure compliance with [the BSA] and regulations prescribed under [the BSA] or to guard against money laundering.” 31 U.S.C. § 5318(a)(2). Pursuant to 31 U.S.C. § 5318(h)(1) and 12 C.F.R. § 21.21, JPMORGAN CHASE BANK, N.A., the defendant, was required to establish and maintain an anti-money laundering (“AML”) compliance program that, at a minimum:

a.	provided internal policies, procedures, and controls designed to guard against money laundering;

b.	provided for a compliance officer to coordinate and monitor day-to-day compliance with the BSA and AML requirements;

c.	provided for an ongoing employee training program; and

d.	provided for independent testing for compliance conducted by bank personnel or an outside party.

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6. In addition, the BSA requires financial institutions to “report any suspicious transaction relevant to a possible violation of law or regulation.” 31 U.S.C. § 5318(g)(1). Pursuant to 31 U.S.C. § 5318(g) and 12 C.F.R. § 21.11, a financial institution is required to file a Suspicious Activity Report (“SAR”) when it “knows, suspects, or has reason to suspect” that a transaction, among other things, involves funds derived from illegal activities or has no apparent business or lawful purpose.

The Madoff Securities Ponzi Scheme

7. For more than three decades, the Madoff Securities investment advisory business was a massive, multi-billion dollar Ponzi scheme. From at least as early as the 1970s through Madoff’s arrest on December 11, 2008, Madoff and his co-conspirators fraudulently promised investors in Madoff Securities that their money would be invested in stocks, options, and other securities of well-known corporations. Contrary to these representations, investor money was in fact virtually never invested as promised. Instead, the Madoff Securities investment advisory business operated as a massive Ponzi scheme in which some investors were paid with money “invested” by different investors, and other proceeds were used to personally benefit Madoff and the people around him. At the time of its collapse in December 2008, Madoff Securities maintained more than 4,000 investment advisory client accounts, which purported to have a combined balance of approximately $65 billion. In fact, Madoff Securities had only approximately $300 million in assets at the time.

8. From in or about October 1986 through Madoff’s arrest on December 11, 2008, the Madoff Ponzi scheme was conducted almost exclusively through a demand deposit account and other linked cash and brokerage accounts held at JPMORGAN CHASE BANK, N.A., the defendant (collectively, the “703 Account”). During that time period, virtually all client

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investments were deposited into the primary Madoff Securities account at JPMORGAN CHASE BANK, N.A., and virtually all client “redemptions” were paid from a linked disbursement account, also held by Madoff Securities at JPMORGAN CHASE BANK, N.A.

October 2008: JPMC’s Suspicions That Madoff’s Returns Were Too Good To Be True

9. Since 2006, the Bank’s London-based Equity Exotics Desk, which specialized in creating complex derivatives based on the performance of certain investment funds, had issued structured products linked to the returns of “feeder” funds that were invested in Madoff Securities. As a hedge for its issuance of these derivative products, JPMC made certain proprietary investments tied to the returns of Madoff Securities. On October 16, 2008, an analyst on the Equity Exotics Desk, wrote a lengthy e-mail to the head of the desk and others about Madoff Securities (the “October 16 Memo”). The October 16 Memo, among other things, described JPMC’s inability to validate Madoff’s trading activity or even custody of assets; questioned Madoff’s “odd choice” of a small, unknown accounting firm; and reported that JPMC “seem[ed] to be relying on Madoff’s integrity” with little to verify that such reliance was well- placed. The October 16 Memo ended with the observation that: “[t]here are various elements in the story that could make us nervous,” including the “feeder” funds managers’ “apparent fear of Madoff, where no one dares to ask any serious questions as long as the performance is good.”

10. On or about October 29, 2008, JPMORGAN CHASE BANK, N.A., the defendant, filed a report with the United Kingdom Serious Organised Crime Agency (“SOCA”) pursuant to the U.K. Proceeds of Crime Act. In that report, which identified Madoff Securities as its “Main Subject – Suspect,” JPMORGAN CHASE BANK, N.A., reported that, among other things, “the investment performance achieved by [the Madoff Securities] funds . . . is so consistently and significantly ahead of its peers year-on-year, even in the prevailing market

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conditions, as to appear too good to be true – meaning that it probably is.” JPMORGAN CHASE BANK, N.A., reported that, “[a]s a result,” it had submitted redemption requests for more than $300 million of its own funds, which were invested in Madoff Securities “feeder” funds.

11. JPMORGAN CHASE BANK, N.A., the defendant, failed to file a SAR in the United States concerning Madoff Securities or Madoff. The concerns raised in the October 16 Memo were never communicated to anti-money laundering compliance personnel in the United States, and there was no meaningful effort by the Bank to examine or investigate the Madoff Securities banking relationship with JPMC, including the transaction activity in the 703 Account.

12. Prior to Madoff’s arrest on December 11, 2008, JPMORGAN CHASE BANK, N.A., the defendant, lacked effective policies, procedures, or controls designed to reasonably ensure that information – such as the information culminating in the October 2008 report to SOCA – obtained in the course of JPMC’s other lines of business, was communicated to anti- money laundering compliance personnel based in the United States. In addition, JPMORGAN CHASE BANK, N.A., lacked effective policies, procedures, or controls designed to reasonably ensure that information about United States-based clients, obtained by JPMC in its business abroad, was communicated to anti-money laundering compliance personnel based in the United States. These systemic deficiencies reflected a failure to maintain adequate policies, procedures, and controls to ensure compliance with the BSA and regulations prescribed thereunder and to guard against money laundering.

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Statutory Allegation

13. In or about 2008, in the Southern District of New York and elsewhere, JPMORGAN CHASE BANK, N.A., the defendant, did willfully fail to establish an adequate anti-money laundering program, including, at a minimum, (a) the development of internal policies, procedures, and controls designed to guard against money laundering; (b) the designation of a compliance officer to coordinate and monitor day-to-day compliance with the Bank Secrecy Act and anti-money laundering requirements; (c) the establishment of an ongoing employee training program; and (d) the implementation of independent testing for compliance conducted by bank personnel or an outside party, to wit, JPMORGAN CHASE BANK, N.A., failed to enact adequate policies, procedures, and controls to ensure that information about the Bank’s clients obtained through activities in and concerning JPMC’s other lines of business was shared with compliance and anti-money laundering personnel, and to ensure that information about the Bank’s clients obtained outside the United States was shared with United States compliance and anti-money laundering personnel.

(Title 31, United States Code, Sections 5318(h) and 5322(a); and

Title 12, Code of Federal Regulations, Section 21.21.)

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COUNT TWO

(Violation of the Bank Secrecy Act:

Failure to File a Suspicious Activity Report)

The United States Attorney further charges:

14. The allegations contained in paragraphs 1 through 12 above are hereby repeated, realleged and incorporated by reference as if fully set forth herein.

Statutory Allegation

15. In or about October 2008, in the Southern District of New York and elsewhere, JPMORGAN CHASE BANK, N.A., the defendant, did willfully fail to report suspicious transactions relevant to a possible violation of law or regulations, as required by the Secretary of the Treasury, to wit, JPMORGAN CHASE BANK, N.A., the defendant, failed to file a Suspicious Activity Report in the United States with respect to transactions in bank accounts maintained by Madoff Securities.

(Title 31, United States Code, Sections 5318(g) and 5322(a); and

Title 12, Code of Federal Regulations, Section 21.11.)

/s/ PREET BHARARA
PREET BHARARA United States Attorney

7

Form No. USA-33s-274 (Ed. 9-25-58)

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

UNITED STATES OF AMERICA

- v -

JPMORGAN CHASE BANK, N.A.,

Defendant.

INFORMATION

14 Cr.

31 U.S.C. §§ 5318(g), 5318(h), 5322(a);

Title 17, Code of Federal Regulations,

Sections 21.11 and 21.21.

PREET BHARARA
United States Attorney.

Exhibit C

STATEMENT OF FACTS

The following Statement of Facts is incorporated by reference as part of the Deferred Prosecution Agreement (the “Agreement”) between the United States Attorney’s Office for the Southern District of New York (“USAO”) and JPMorgan Chase Bank, N.A., a subsidiary of JPMorgan Chase & Co. As used herein, and unless otherwise specified, “JPMC” refers collectively to JPMorgan Chase & Co., its subsidiaries, and their predecessors in interest. The parties agree and stipulate that the following information is true and accurate:

Bank Structure

1.	JPMorgan Chase & Co., a financial holding company incorporated under Delaware law in 1968, is a leading global financial services firm and the largest banking institution in the United States. JPMorgan Chase & Co.’s principal bank subsidiary is JPMorgan Chase Bank, N.A., which provides banking services throughout the United States and is regulated chiefly by the United States Department of Treasury, Office of the Comptroller of the Currency (the “OCC”).

2.	JPMC operates four lines of business: the Corporate and Investment Bank, Asset Management, Commercial Banking, and Consumer & Community Banking. The Corporate and Investment Bank offers global investment banking services through various subsidiaries and affiliates of JPMC, including JPMorgan Chase Bank, N.A., JPMorgan Securities LLC (the United States broker-dealer for JPMC, registered with the Securities & Exchange Commission), and JPMorgan Securities plc (in the United Kingdom).

The Bank Secrecy Act’s Requirements

3.	The Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act, or “BSA”), Title 31, United States Code, Section 5311, et seq., requires financial institutions – including JPMorgan Chase & Co., JPMorgan Chase Bank, N.A., and other JPMC affiliates – to take certain steps to protect against the financial institution being used by criminals to commit crimes and launder money.

4.	The BSA requires financial institutions to establish and maintain effective anti-money laundering (“AML”) compliance programs that, at a minimum and among other things, provide for: (a) internal policies, procedures, and controls designed to guard against money laundering; (b) an individual or individuals to coordinate and monitor day-to-day compliance with BSA and AML requirements; (c) an ongoing employee training program; and (d) an independent audit function to test compliance programs. 31 U.S.C. § 5318(h).

5.	The BSA and regulations thereunder also require financial institutions to report “suspicious transaction[s] relevant to a possible violation of law or regulation.” 31 U.S.C. § 5318(g)(1). BSA regulations provide that a transaction is reportable if it is “conducted or attempted by, at, or through the bank” and where “the bank knows, suspects, or has reason to suspect that . . . [t]he transaction involves funds derived from illegal activities” or that the “transaction has no business or apparent lawful purpose.” 31

C.F.R. § 1020.320(a)(2). A separate BSA regulation provides that a bank must file a Suspicious Activity Report (“SAR”) where the bank “detects any known or suspected Federal criminal violation, or pattern of criminal violations . . . aggregating $5,000 or more in funds or other assets . . . where the bank believes that . . . it was used to facilitate a criminal transaction, and the bank has a substantial basis for identifying a possible suspect or group of suspects.” 12 C.F.R. § 21.11(c)(2). If the transactions total more than $25,000, then a bank must file a report even if it cannot identify a suspect. 12 C.F.R. § 21.11(c)(3). Financial institutions satisfy their obligation to report such a transaction by filing a SAR with the Financial Crimes Enforcement Network (“FinCEN”), a part of the United States Department of Treasury. 31 C.F.R. § 1020.320(a)(1).

6.	At all relevant times, JPMC designated an executive located in New York, New York (the “JPMC BSA Officer”) as the head of JPMC’s AML program and the individual ultimately responsible for ensuring JPMC’s ongoing compliance with its BSA obligations, including the filing of SARs when required. JPMC’s AML program included individuals based in the United States and other countries responsible for filing suspicious activity reports in the relevant jurisdictions.

An Overview Of JPMC’s Banking Relationship With Madoff

7.	Bernard L. Madoff (“Madoff”) ran the largest known Ponzi scheme in history through Bernard L. Madoff Investment Securities LLC and its predecessors and affiliates (collectively, “Madoff Securities”). At the time of its collapse in December 2008, Madoff Securities maintained more than 4,000 investment advisory client accounts, which purported to have a combined balance of approximately $65 billion under management. In fact, Madoff Securities had only approximately $300 million in assets at the time, including approximately $234 million in cash and cash equivalents held by Madoff Securities in JPMC bank accounts.

8.	Madoff Securities maintained a continuous banking relationship with JPMC and its predecessor institutions, including Manufacturer’s Hanover Trust, Chemical Bank and The Chase Manhattan Bank, between at least approximately 1986 and Madoff’s arrest in December 2008.

9.	Madoff Securities held a series of linked direct deposit and custodial accounts at JPMC organized under the umbrella of a centralized “concentration account,” number 140- 081703 (collectively, the “703 Account”). The 703 Account was the bank account that received and remitted, through a linked disbursement account, the overwhelming majority of funds that Madoff’s victims “invested” with Madoff Securities. In addition, Madoff Securities maintained linked accounts at JPMC through which Madoff held the funds obtained through his Ponzi scheme in, among other things, government securities and commercial paper.

10.	Between approximately 1986 and Madoff’s arrest in December 2008, the 703 Account received deposits and transfers of approximately $150 billion, almost exclusively from Madoff Securities investors. The 703 Account was not a securities settlement account and the funds deposited by Madoff’s victims into the 703 Account were not used for the purchase and sale of stocks, corporate bonds, or options, as Madoff had promised his customers he would invest their money. Nor were the funds deposited into the 703 Account transferred to other broker-dealers for the purchase and sale of securities.

11.	The balance in the 703 Account generally increased over time, peaking at approximately $5.6 billion in August 2008. Between August 2008 and Madoff’s arrest on December 11, 2008, billions were transferred from the 703 Account to customers of Madoff Securities, leaving a balance of only approximately $234 million.

12.	As described herein, at various times between the late 1990s and 2008, employees of various divisions of JPMC and its predecessor entities raised questions about Madoff Securities, including questions about the validity of Madoff Securities’s investment returns. At no time during this period did JPMC personnel communicate their concerns about Madoff Securities to AML personnel in the United States responsible for JPMC’s banking relationship with Madoff Securities. Nor did JPMC file any SAR in the United States relating to Madoff Securities until after Madoff’s arrest.

JPMC’s Tools For Identifying Money Laundering Among Broker/Dealer Clients

13.	The Madoff Securities banking relationship with JPMC was handled by the JPMC Investment Bank’s Broker-Dealer Banking Group (the “B/D Group”), which provided access to an array of banking services to approximately 200-250 broker-dealer clients. Each broker-dealer client had an assigned client executive (also known as a “relationship manager” or simply “banker”) who was the primary point of contact for that client.

14.	Each relationship manager in the B/D Group was required, pursuant to JPMC policy, to periodically certify that he had “(i) determin[ed], . . . on an ongoing basis, whether an existing . . . relationship complies with relevant legal and regulatory-based policies and meets the firm[’]s corporate client standards, and (ii) [taken] appropriate action to identify, communicate and resolve any issue that may arise in the course of such determinations.” Client sponsorship also expressly “require[d] [the banker], as a Senior Officer of JPMorgan, to recertify on a periodic basis . . . that the necessary due diligence has been performed [and] that the client and its subsidiaries continue to meet the JPMC corporate client standards in relation to any potential reputation risk.”

15.	Following a restructuring of the B/D Group in or about 2007, the JPMC employees providing various services to B/D Group clients, such as credit or loan officers, were moved out of the B/D Group and instead reassigned to other parts of the Bank. As a result, client financial statements, regulatory filings, credit reviews, and other documents that had in the past been reviewed by the relationship manager were no longer regularly reviewed within the B/D Group, although employees in JPMC’s Credit department still reviewed such documents.

16.	JPMC also relied on a computerized system to comply with its AML obligations. Specifically, with respect to demand deposit accounts (i.e., accounts holding client funds that can be withdrawn at any time, such as the 703 Account), JPMC employed different software tools commonly used by large financial institutions to monitor account activity. Among other things, these software tools sought to determine how an account’s activity compared to “peer” accounts and whether the account in question was behaving uncharacteristically for the peer group in terms of the value of the account and the volume of transactions.

17.	In the event that the computerized AML systems generated an “alert” for potentially irregular activity, JPMC policy provided that an AML investigations team within JPMC’s compliance department would investigate the alert and take appropriate action, which could include contacting business people at the bank, if any action was required. The AML alert process operated independently of the client sponsorship process, and AML officers monitoring the alerts did not have immediate access to computerized information providing the identity of the relationship manager in the event that the AML officer deemed it appropriate to contact the relationship manager to determine whether the alerted activity was consistent with the relationship manager’s knowledge of the banking relationship.

18.	In addition, the AML investigations teams monitoring the alerts were expected to have access to the appropriate records about the client, including so-called “know-your- customer” material (often referred to as “KYC material”) that JPMC maintained in connection with its BSA obligations and pursuant to bank policy. The computerized AML system provided a means for AML investigators to review centrally maintained electronic copies of KYC materials. However, JPMC’s efforts to electronically store KYC materials were behind schedule and, accordingly, as set forth herein, on some occasions AML investigations teams responding to alerts were unable to access the computerized KYC material on the client as part of their investigation.

The Use of JPMC’s AML Tools in Connection With The Madoff Securities Accounts

19.	With respect to JPMC’s requirement that a client relationship manager certify that the client relationship complied with all “legal and regulatory-based policies,” a JPMC banker (“Madoff Banker 1”) signed the periodic certifications beginning in or about the mid-1990s through his retirement in early 2008, when the client relationship was assigned to a second individual (“Madoff Banker 2”). In March 2009 – three months after Madoff’s arrest – Madoff Banker 2 received a form letter from JPMC’s Compliance function asking him to certify the client relationship again.

20.

During his tenure at JPMC, Madoff Banker 1 periodically visited Madoff’s offices and obtained financial documents from Madoff Securities in connection with periodic loans JPMC made to the firm. Despite those visits and financial documents, and despite the fact that Madoff Banker 1 was aware of Madoff’s standing in the industry, Madoff Banker 1 had a limited and inaccurate understanding of both Madoff’s business, as well as the purpose and balance of the demand deposit accounts maintained by Madoff Securities at JPMC. Madoff Banker 1 believed that the 703 Account was primarily a Madoff Securities broker-dealer operating account, used to pay for rent and other routine expenses. Madoff Banker 1 also believed that the average balance in Madoff Securities’ demand deposit account was “probably [in the] tens of millions.” He did not understand that the 703 Account was, in fact, the account used by Madoff’s investment advisory business, and achieved balances of well more than $1 billion beginning in approximately 2005, and up to approximately $5.6 billion by 2008. Madoff Banker 1 stated that he re- certified his sponsorship of the Madoff relationship each year because no adverse information about Madoff Securities was brought to his attention.

21.	With respect to the computerized AML system, on two occasions the system generated “alerts” with respect to potentially suspicious activity in Madoff Securities. In January 2007, the 703 Account “alerted” because of unusual third party wire activity. On the day of the alert, January 3, 2007, the 703 Account received $757.2 million in customer wires and transfers, 27 times the average daily value of incoming wires and transfers over the prior 90 days of activity, virtually all of which came from Madoff “feeder funds” that offered to invest funds from their own customers in Madoff Securities. In July 2008, the system alerted due to activity associated with Treasury bond redemptions. In both cases, the AML investigators closed the alerts with a notation that the transactions did not appear to be unusual for the account in comparison to the account’s prior activity. In both cases, prior to closing the alerts, the investigators attempted to review the KYC file for Madoff Securities but, upon receiving error messages to the effect that no file was available, did not conduct further investigation into the business of Madoff Securities beyond a review of the company’s website.

Transactions In the Madoff Securities Account Identified By JPMC Private Bank Predecessors

22.	Beginning in the mid-1990s, employees in the Private Bank for Chemical Bank, a predecessor of JPMC, identified a series of transactions between the account of a Private Bank client (the “Private Bank Client”) and accounts held by Madoff Securities, including the 703 Account.[1] As one of the bank’s largest individual clients, with a portfolio valued (as of the mid-1990s) at approximately $2.3 billion, the Private Bank Client was highly valued by JPMC and its predecessors and was provided with his own office within JPMC’s offices. In addition, the Bank’s Global Trust & Fiduciary Services business line served (along with Bernard L. Madoff) as co-executor and co-trustee of the Private Bank Client’s will, and stood to earn approximately $15 million in fee income upon his death.

23.	The transactions between Madoff and the Private Bank Client consisted of “round-trip” transactions which would typically begin with Madoff writing checks from an account at another bank (“Madoff Bank 2”) to one of the Private Bank Client’s accounts at JPMC and its predecessors. Later the same day, Madoff would transfer money from his 703 Account to his account at Madoff Bank 2 to cover the earlier check from Madoff Bank 2

[1]	In July 1996, Chemical Bank acquired The Chase Manhattan Bank, N.A. by merger and began offering banking services, including private banking, under the name The Chase Manhattan Bank. In November 2001, The Chase Manhattan Bank acquired Morgan Guaranty Trust Company of New York by merger and began offering banking services, including private banking, under the name JPMorgan Chase Bank. The Private Bank Client maintained an account at the JPMC Private Bank through his death in September 2005.

to the Private Bank Client at JPMC. And, in the final leg of the transaction, as known to JPMC, the Private Bank Client would transfer funds from his JPMC account to the 703 Account in an amount sufficient to cover the original check he had received from Madoff at Madoff Bank 2. These round-trip transactions occurred on a virtually daily basis for a period of years, and were each in the amount of tens of millions of dollars. Because of the delay between when the transactions were credited and when they were cleared (referred to as the “float”), the effect of these transactions was to make Madoff’s balances at JPMC appear larger than they otherwise were, resulting in inflated interest payments to Madoff by JPMC.

24.	In or around November 1994, an employee of the JPMC Private Bank drafted a memo stating that “the daily cost associated with” the overdrafts from the transactions is “outrageous,” and documenting calls on November 29, 1994, in which the employee informed both Madoff and the Private Bank client that JPMC was aware of the activity and the fact that it allowed Madoff to earn interest on uncleared funds. According to the memo, the Private Bank Client responded that “if Bernie is using the float, it is fine with me, he makes a lot of money for my account.”

25.	In or about 1996, personnel from Madoff Bank 2 investigated the round-trip transactions between Madoff and the Private Bank Client. As a result of that investigation, which included meeting with representatives of Madoff Securities, Madoff Bank 2 concluded that there was no legitimate business purpose for these transactions, which appeared to be a “check kiting” scheme, and terminated its banking relationship with Madoff Securities. According to personnel from Madoff Bank 2, JPMC was notified of Madoff Bank 2’s closure of Madoff’s bank account. In addition, although unknown to JPMC at the time, Madoff Bank 2 filed a SAR in or about 1996 identifying both Madoff Securities and the Private Bank Client as being involved in suspicious transactions at Madoff Bank 2 and JPMC “for which there was no apparent business purpose.”

26.	JPMC Private Bank did not file a suspicious activity report relating to the transaction activity between the Private Bank Client and Madoff Securities, or terminate its banking relationship with Madoff, or direct the parties to cease such transactions. JPMC allowed the Private Bank Client transactions to continue, although JPMC did require the Private Bank Client to reimburse JPMC for the interest payments that these transactions had cost the bank.

27.	After Madoff Bank 2 closed the Madoff Securities account in or about 1996, the Private Bank Client and Madoff Securities continued to engage in round-trip transactions, the sizes of which increased, entirely through JPMC accounts. In December 2001, the Private Bank Client engaged in approximately $6.8 billion worth of transactions with Madoff Securities — all between the Private Bank Client’s accounts at JPMC and the Madoff Securities 703 Account — in a series of usually $90 million transactions. These transactions continued through 2003.

28.	JPMC Private Bankers did not report the round-trip transactions between the Private Bank Client and Madoff Securities to JPMC AML personnel. After Madoff’s arrest in 2008, JPMC AML personnel reviewed the activity and filed a SAR concerning the above transactions.

Questions About Madoff Securities’s Investment Returns From JPMC’s Private Bank

29.	In or about 1993, the Private Bank Client requested that a senior investment officer (the “Senior Investment Officer”) of the Private Bank of Chemical Bank, a predecessor of JPMC, meet with Madoff, so that he (the Private Bank Client) could better understand how Madoff regularly generated consistent returns. Along with a quantitative analyst (the “Analyst”), the Senior Investment Officer met with Madoff. A memorandum from around the time of the visit reports that the Senior Investment Officer was “very comfortable” with Madoff, “his operation” and “the conservative, risk-averse investment approach” for the Private Bank Client, and that the Analyst said “it is quite possible for top-notch investment advisors to make 20-30% annual returns through such short-term programs.” However, the Senior Investment Officer later explained that he and the Analyst could not understand how Madoff was able to generate such consistent quarterly returns for the Private Bank Client despite historic volatility in the market, and therefore concluded that Madoff “might also have been smoothing out the returns” by sharing trading spreads and profits from the Madoff Securities market-making business with the Private Bank Client.

30.	In or about 1998, the Private Bank conducted a review of Madoff Securities because it had been extending credit to the Private Bank Client to invest in Madoff Securities. The review reflected that, according to Madoff Securities account statements, the Private Bank Client’s reported investments, the substantial majority of which were invested through Madoff Securities, had increased from $183 million at the end of 1986 to $1.7 billion in early 1998 – an increase of 830 percent in 12 years. The Private Bank also learned that Madoff reported consistently positive returns for the Private Bank Client at all times, including through the October 1987 stock market crash and subsequent market corrections.

31.	In late 2007, JPMC Private Bank personnel also conducted due diligence on Madoff Securities because there was sufficient interest in Madoff among the Private Bank’s clients such that JPMC considered putting Madoff Securities on its own “trading platform” – that is, to put some of the money that the Private Bank invested on behalf of its clients into Madoff Securities. However, the JPMC Private Bank was told that Madoff would be unwilling to meet with JPMC in connection with its due diligence efforts. The JPMC Private Bank ended the due diligence process and did not place Madoff Securities on its trading platform. After Madoff’s arrest, the Chief Investment Officer of the Private Bank wrote to Private Bank customers that “we did not do business with the Madoff funds, having never been able to reverse engineer how they made the money – the numbers didn’t add up . . .” JPMC Private Bank personnel did not provide this information to JPMC AML personnel.

Questions About Madoff Securities’s Investment Returns By A JPMC Investment Fund

32.	Chase Alternative Asset Management (“CAAM”) – the JPMC fund of funds open to institutional investors, and which was part of the Asset Management line of business – also considered placing Madoff Securities on its platform in the late 1990s and again in or about 2007. In connection with reviewing Madoff’s reported returns in the late 1990s, one CAAM fund manager commented on approximately December 10, 1998 that Madoff Securities returns were “possibly too good to be true,” and that there were “too many red flags” to proceed with further due diligence.” In 2007, JPMC’s fund of funds again considered a Madoff investment, and also discontinued the due diligence early on because the first stages of the process provided “little additional insight as to the source of the [Madoff Securities] returns” and because JPMC learned that Madoff would not meet with JPMC personnel to answer their questions. In neither the late 1990s nor 2007 did JPMC fund managers provide this information to JPMC AML personnel.

JPMC’s Issuance Of Madoff Derivative Products

33.	Beginning in approximately the Spring of 2006, JPMC invested approximately $343 million of the Bank’s own money in Madoff “feeder funds” – funds that sent investor money to Madoff Securities – as a hedge for structured products issued by JPMC’s investment bank. Those derivative products were issued by JPMC in London in 2006 and 2007 through JPMC’s Equity Exotics Desk, a group that specialized in creating complex derivatives based on the performance of certain investment funds. The purpose of the products was to provide investors with “synthetic exposure” to hedge funds or other equities without the investor making a direct investment in the fund itself.

34.	The Madoff-derivative products offered by JPMC, which were issued in response to demand for Madoff Securities-related investments, generally worked as follows: JPMC issued notes (which it sold through various distributors) and promised to pay note-holders a return that corresponded to the return of a particular Madoff feeder fund. In order to hedge the risk created by those notes, JPMC then invested the Bank’s own capital in the feeder fund directly. JPMC’s investment of its own money in the Madoff feeder funds as a hedge position would therefore in large part offset the risks associated with JPMC’s obligation under the notes. In this business model, JPMC’s Investment Bank profited from transaction fees associated with issuing the notes, and endeavored to minimize risk resulting from these issuances. Due to the features of the JPMC-issued notes, however, it was impossible for JPMC to eliminate all risks from its exposure to Madoff feeder funds. For example, with respect to certain notes issued by JPMC that would pay the noteholder three times the Madoff feeder fund’s investment returns, JPMC would suffer no losses if the Madoff feeder fund decreased in value by less than 33%, but could suffer substantial losses if the Madoff feeder fund’s value fell to zero.

35.

JPMC required approval from the Investment Bank’s Risk function in connection with its own investments in hedge funds, including the Madoff feeder funds. Under pre-existing guidelines in place in 2007, approval for investments in so-called single name hedge funds (like Madoff Securities) was set at $100 million in risk exposure to JPMC

(meaning, the total amount JPMC could be expected to lose if JPMC’s investment lost virtually all its value). Risk exposure above $100 million required approval from senior risk executives, with the level of approval depending on the size of the proposed investment. In assessing potential transactions that required individual approval from the JPMC risk function, risk officers assessed both “market risk” (i.e., the risk associated with the investment performance of the underlying fund, assuming the fund followed its advertised strategy) and “credit risk” (i.e., whether the fund could be trusted with the Bank’s money). In the context of hedge fund investments, one credit risk factor in all proposed transactions was the risk that the fund manager was committing fraud. The scope of fraud risk ranged from a manager who deviated from a promised investment strategy to a manager who was reporting entirely fictitious returns.

36.	From the outset, JPMC’s risk personnel recognized that there was little market risk provided that Madoff was investing client funds in the split-strike conversion strategy that Madoff claimed he was. Accordingly, JPMC risk personnel promptly identified credit risk, and in particular the risk of fraud, as the central potential risk to JPMC. For example, in a February 1, 2006 e-mail, a risk executive evaluating the Madoff derivatives proposal commented, “[I]t seems to me the real systemic risk is that [Madoff] ends up being the next Refco and all their assets are frozen. . . .”

JPMC’s Head Of Risk Denies A Request To Increase The Bank’s Risk Exposure to Madoff

Securities By More Than $1 Billion And Caps JPMC’s Exposure At $250 Million

37.	There was significant investor demand for the JPMC notes tied to the performance of the Madoff feeder funds. By June 2007, JPMC’s position in Madoff feeder funds had created approximately $105 million in risk exposure to Madoff Securities.

38.	In approximately June 2007, traders on the Equity Exotics Desk decided to ask for a combined risk limit exception for JPMC’s exposure to Madoff Securities through the various feeder funds in order to meet increasing demand for the structured products. Ultimately, senior investment bankers – including the Head of Equities for the Europe, Middle East and Africa region (“EMEA”) – decided to seek approval to underwrite approximately $1 billion in Madoff-linked derivatives. Given the particular nature of the derivatives (some of which included features such as capital protection and offered the purchasers a degree of leverage), the $1 billion issuance would have resulted in a total of more than $1.32 billion of the Bank’s proprietary capital to be invested directly into Madoff feeder funds as a hedge, resulting in total exposure for JPMC of approximately $1.14 billion if the value of the feeder funds fell to zero. It was estimated at the time that the proposed $1 billion issuance, if approved, would bring the Equity Exotics Desk approximately $55-70 million in revenue.

39.	Because of the size of the proposed risk exception, the Investment Bank’s Chief Risk Officer (the “CRO”) required the proposal to be presented to the Investment Bank’s Hedge Fund Underwriting Committee (the “Committee”). The Committee, chaired by the CRO, was comprised of executives from various of JPMC’s lines of business who were affected by transactions involving hedge funds. The decision whether to permit the requested risk exception rested ultimately with the CRO.

40.	The Committee met to consider the Investment Bank’s $1.14 billion Madoff Securities proposal on June 15, 2007, at 11:00 AM, at JPMC’s midtown-Manhattan offices. Investment Bank employees from the London Equity Exotics Desk participated by phone, and senior Equities executives – including the Investment Bank’s Global Head of Equities – participated in person, as did other JPMC Executives from JPMC’s Investment Bank. Executives from the B/D Group also participated by phone to address any questions relating to JPMC’s banking or credit relationships with Madoff Securities.

41.	In advance of the meeting, credit executives circulated written materials analyzing the proposed Madoff transaction. Among other things, those written materials described Madoff Securities as being a fund “in the order of $15-20bn” – making it one of the largest hedge funds then in existence.

42.	With respect to risk analysis, the written materials stated that there was little market risk associated with Madoff’s investment strategy, and concluded that “the main risk this trade poses is systemic fraud risk at the BLM [i.e., Bernard L. Madoff] level.” Elsewhere, the materials reiterated that “[c]learly, our largest risk is that of wholesale fraud at BLM that would strip the firm of any real assets (balance sheet or customer).” The written materials reported that the prospect of a systemic fraud was “extremely unlikely.” The written materials also reported that systemic fraud risk was further mitigated because even “under a fraud/insolvency event at BLM level JPM would be a senior creditor (together with other account holders of customer assets also protected by SIPC [the Securities Investor Protection Corporation] and should have priority in recovery above other creditors of BLM. It would therefore require a fraud/insolvency event of extreme proportions to erode the implied subordination in the JPM transactions (e.g. estimated $15bln of assets run by BLM. . . ).”

43.	The presentation also made clear that although JPMC was able to conduct due diligence on some of the Madoff feeder funds, Madoff was unwilling to allow JPMC to conduct direct due diligence on Madoff Securities. The presentation material did report that JPMC personnel had spoken to Madoff by telephone on March 30, 2007. During this call, Madoff provided what JPMC employees considered to be forthcoming answers to questions posed about Madoff’s purported investment strategy, but indicated that he did not approve of the Madoff-linked derivative products and would not allow JPMC to conduct due diligence on his fund directly.

44.	The June 15, 2007 Committee meeting ended without the CRO’s approval for any further exposure by JPMC to Madoff Securities. While the reported consensus of the Committee was that “the fraud risk at Madoff is remote,” the CRO concluded that no approval would be granted unless JPMC could do “direct due diligence on Madoff Securities.” The CRO stated in an e-mail that “we don’t do $1 bio [billion] trust me deals.”

45.

Shortly after the Committee meeting ended, the CRO had lunch with another JPMC Executive (the “JPMC Executive”). During the lunch, the CRO sent an e-mail to, among others, the Investment Bank’s Global Head of Equities, the Head of Equities for EMEA, and the head of the Equity Exotics Desk stating: “I am sitting at lunch with [the JPMC Executive] who just told me that there is a well-known cloud over the head of Madoff and that his returns are speculated to be part of a ponzi scheme – he said if we google the guy we can see the articles for ourselves – Pls do that and let us know what you find.” In follow-up correspondence with the CRO, the JPMC Executive provided more specifics about the article and offered to find the article if the CRO had any difficulty locating it, explaining that he knew “nothing” on the subject other than what he read in what was “definitely an unflattering article.”

46.	In response to the CRO’s e-mail about the Madoff Ponzi scheme rumors, the Global Head of Equities wrote that JPMC should “seriously look into it” as JPMC lent Madoff Securities money through the B/D Banking Group. The Global Head of Equities also commented that it was “hard to believe this would be going on over the years” because Madoff Securities was “regulated by SEC, NYSE, NASD etc.” To this the CRO responded that “Refco was regulated by the same crowd [that regulates Madoff Securities] and there was noise about them for years before it was discovered to be rotten to the core,” adding that “we owe it to ourselves to investigate further.” And in another e-mail several days later, the CRO wrote to one of the co-Chief Executive Officers of the Investment Bank that the JPMC Executive “told me Madoff has a very shady reputation in the market.”

47.	Neither the CRO nor anyone else at JPMC located the article to which the JPMC Executive had referred, although a junior JPMC employee conducted an unsuccessful search. The article referenced by the JPMC Executive was a 2001 Barron’s feature entitled “Don’t Ask, Don’t Tell: Bernie Madoff is so secretive, he even asks his investors to keep mum.” The Barron’s article, among other things, raised some of the same issues identified by JPMC’s risk analysts. For example, it noted Madoff Securities had “produced compound average annual returns of 15% for more than a decade,” and that “some of the larger, billion-dollar Madoff-run funds have never had a down year.” The article then reported that “some on the Street have begun speculating that Madoff’s market-making operation subsidizes and smooths his hedge-fund returns” and described how such smoothing could be accomplished through an unlawful practice known as front-running.

48.	On or about June 27, 2007, the head of the Investment Bank’s structured products group e-mailed the CRO a “quick reminder” that JPMC had “client trades requiring $150 mm of delta to buy in funds investing in Madoff on Friday of this week” and that there would be “further significant flows at next month end.” The CRO then requested and received additional information from the B/D Group about Madoff Securities, including information from its credit reviews. On the same day, the CRO also spoke by telephone to Madoff, who answered questions asked by the CRO. At the same time, the CRO understood that Madoff would not authorize any further direct due diligence on Madoff Securities.

49.	Later the same day, June 27, 2007, the CRO wrote “we will approve up to $250 mio for these trades,” then clarified that he was approving $250 million of total risk exposure, to include both JPMC’s existing approximately $105 million in exposure as well as exposure generated through new transactions by the Investment Bank. Based on the decision to set risk exposure at $250 million, the Equity Exotics Desk ended its discussions related to other potential Madoff derivative transactions then under negotiation in order to stay within the risk limits.

June 2007 – September 2008: The Equity Exotics Desk Monitors

JPMC’s Exposure to Madoff Securities

50.	In approximately August 2007, an Equity Exotics employee (“Equity Exotics Banker 1”) conducted an analysis in order to determine the relationship between returns reported by a Madoff feeder fund and the investments in S&P 500 stocks and Treasury bills that Madoff claimed comprised his investment strategy. Equity Exotics Banker 1 was unable to determine based on available information how the Madoff feeder fund could have produced these returns had Madoff followed this strategy, writing that the market performance during the period analyzed was “far away” from the returns that Madoff “allegedly made.” After obtaining further information and conducting further analysis, Equity Exotics Banker 1 e-mailed a colleague that he did “take comfort from the fact” that two separate Madoff feeder funds were reporting close to the same returns for the period.

51.	Also in the Fall of 2007, JPMC hired a “Head of Due Diligence” for the Equity Exotics Desk. On his first day on the job, the head of the Equity Exotics Desk directed the Head of Due Diligence to review the Madoff feeder fund positions and offer any insight into how Madoff was able to generate his purported returns. The Head of Due Diligence was unable to explain the returns and learned that the Equity Exotics Desk was no longer interested in issuing products linked to the returns of Madoff Securities.

52.	On June 23, 2008, after reviewing e-mails about the failure of one of the feeder funds to provide information to JPMC, including about how the money sent to Madoff was invested, and the departure of various feeder fund employees, a senior Equity Exotics banker e-mailed the head of the Equity Exotics Desk: “How much do we have in Madoff at the moment? To be honest, the more I think about it, the more concerned I am.”

53.	In or around September 2008, as described below, JPMC began to consider redeeming its positions in the Madoff feeder funds.

October 2008: JPMC Concludes In A Report To U.K. Regulators That Madoff’s Returns Are

Probably Too Good To Be True

54.

In mid-September 2008, following the collapse of Lehman Brothers and growing concerns about counter-party risk, JPMC’s Head of Global Equities directed investment bank personnel to substantially reduce JPMC’s exposure to hedge funds, which had increased following JPMC’s March 2008 acquisition of Bear Stearns. This directive was reiterated by the Investment Bank Risk Committee on October 3, 2008. Acting at the direction of the Head of Global Equities, the Equity Exotics Desk began analyzing which hedge funds to reduce exposure to, including by directing the Desk’s due diligence analyst (the “Equity Exotics Analyst”) to scrutinize investments in various hedge funds, including the Madoff feeder funds. The Equity Exotics Analyst conducted this due diligence by, among other things, analyzing the reported strategy and returns of Madoff

Securities, speaking to personnel at Madoff feeder funds and financial institutions administering Madoff feeder funds, and unsuccessfully seeking from the feeder funds and administrators documentary proof of the assets of Madoff Securities.

55.	On October 16, 2008, the Equity Exotics Analyst wrote a lengthy e-mail to the head of the Equity Exotics Desk and others summarizing his conclusions (the “October 16 Memo”). The October 16 Memo described the inability of JPMC or the feeder funds to validate Madoff’s trading activity or custody of assets. The October 16 Memo noted that the feeder funds were audited by major accounting firms, which had issued unqualified opinions for 2007, but questioned Madoff’s “odd choice” of a small, unknown accounting firm. The October 16, 2008 Memo reported that personnel from one of the feeder funds “said they were reassured by the claim that FINRA and the SEC performed occasional audits of Madoff,” but that they “appear not to have seen any evidence of the reviews or findings.” The October 16 Memo also questioned the reliability of information provided by the feeder funds and the willingness of the feeder funds to obtain verifying information from Madoff. For example, the memo reported that personnel at one feeder fund “seem[ed] very defensive and almost scared of Madoff. They seem unwilling to ask him any difficult questions and seem to be considering his ‘interests’ before those of the investors. It’s almost a cult he seems to have fostered.” The Equity Exotics Analyst further wrote that there was both a “lack of transparency” into Madoff Securities and “a resistance on the part of Madoff to provide meaningful disclosure.”

56.	The October 16 Memo ended with the observation that: “[t]here are various elements in the story that could make us nervous,” including the fund managers’ “apparent fear of Madoff, where no one dares to ask any serious questions as long as the performance is good.” The October 16 Memo concluded: “I could go on but we seem to be relying on Madoff’s integrity (or the [feeder funds’] belief in Madoff’s integrity) and the quality of the due diligence work (initial and ongoing) done by the custodians . . . to ensure that the assets actually exist and are properly custodied. If some[thing] were to happen with the funds, our recourse would be to the custodians and whether they had been negligent or grossly negligent.”

57.	The Head of Due Diligence responded by complimenting the Equity Exotics Analyst on the October 16 Memo, making reference to other long-running fraud schemes, and suggesting in a joking manner that they should visit the Madoff Securities accountant’s office in New City, New York to make sure it was not a “car wash.”

58.	The October 16 Memo was forwarded to JPMC’s in-house and external counsel, as well as to JPMC’s London-based Head of AML for the EMEA region, who also served as JPMC’s designated BSA Officer for the region (the “EMEA BSA Officer”). Following review of the October 16 Memo and consultation with legal counsel, on or about October 29, 2008, the EMEA BSA Officer filed with the U.K. Serious Organised Crime Agency (“SOCA”) a report, also called a suspicious activity report or SAR, pursuant to the terms of the United Kingdom’s Proceeds of Fraud Act (the “U.K. Report”). The U.K. Report was filed by the EMEA BSA Officer on behalf of JPMorgan Chase Bank, N.A. – the OCC-regulated entity – and identified Madoff Securities as its “main subject – suspect.” Under “reason for suspicion,” the EMEA BSA Officer wrote, in pertinent part:

JPMCB’s [i.e., JPMorgan Chase Bank, N.A.’s] concerns around Madoff Securities are based (1) on the investment performance achieved by its funds which is so consistently and significantly ahead of its peers year-on-year, even in the prevailing market conditions, as to appear too good to be true – meaning that it probably is; and (2) the lack of transparency around Madoff Securities trading techniques, the implementation of its investment strategy, and the identity of its OTC [over the counter] options counterparties; and (3) its unwillingness to provide helpful information. As a result, JPMCB has sent out redemption notices in respect of one fund, and is preparing similar notices for two more funds.

59.	The U.K. Report continued that “JPMCB is also concerned about the conflict of interests which the three combined roles of BLM could represent” – i.e., acting “as sub-advisor, sub-custodian and broker/dealer to the funds in question” – a factor also cited in the October 16 Memo regarding JPMC’s inability to verify that the assets of Madoff Securities “actually exist.” The U.K. Report further noted that other investment advisors had attempted to replicate Madoff’s stated strategy “but nowhere near as successfully as BLM,” and that the feeder fund managers “appear to know very little about how BLM strategy and systems work, and seem unconcerned in view of its consistent profitability.” Under the heading “[o]f further concern,” the U.K. Report also described the “small and unknown” auditors used by Madoff Securities.

60.	The U.K. Report then quantified JPMC’s Madoff-related hedge fund redemptions as being undertaken “as a result” of these suspicions: €150 million (out of a total of €200 million) from one fund, and $150 million (out of a total of $150 million) from another.

61.	In addition to reporting JPMC’s suspicion that Madoff Securities was claiming returns “too good to be true,” the U.K. Report also identified a distributor of the Madoff-linked derivatives as a “secondary subject” of the report. The basis for JPMC’s suspicions about the distributor was a call between a JPMC Investment Bank salesperson and an employee of the distributor in which JPMC informed the distributor that JPMC intended to invoke a provision of the note agreement enabling JPMC to delink the notes from the performance of a Madoff feeder fund. During the call, the distributor’s employee expressed displeasure about JPMC’s proposed action and referenced having “Colombian friends who cause havoc . . . when they get angry. . . .”

62.	On November 19, 2008, the EMEA BSA Officer filed a second report with SOCA in the United Kingdom, on behalf of JPMorgan Chase Bank, N.A. This report alerted British regulators to a proposal by JPMC to buy back certain of the Madoff-linked notes from investors linked to the distributor who had referenced “Colombian friends” and stated that “[c]learly we do not wish to make the legal offer if there is any risk that we could not meet our obligations if SOCA refused consent at a later date, on the basis that JPM could be considered party to laundering the proceeds of crime.”

63.	Prior to filing either of the U.K. reports, a U.K. markets compliance officer (the “U.K. Markets Compliance Officer”) and a JPMC lawyer based in the United Kingdom spoke to the Global Head of Equities about the Madoff redemptions and need to potentially file a report. The Global Head of Equities stated that Madoff was not an important client relationship to him. The Global Head of Equities also indicated that he supported taking any necessary steps with regard to “disclosure to US/UK regulators,” and that he assumed JPMC’s general counsel would be involved in the “ultimate decision.” No disclosure was made to United States regulators and no report was made to JPMC’s general counsel.

JPMC’s Redemptions From Madoff Feeder Funds

64.	On October 16, 2008 – the day of the October 16 Memo – an Equity Exotics employee requested by e-mail a “list of all external trades and the exact counterparty trade” for each of the Madoff-related feeder funds, noting that “[t]he list needs to be exhaustive as we may be terminating all of these trades and we cannot afford missing any.” The Equity Exotics Desk, which had already placed redemption orders for approximately $78 million from the Madoff feeder funds between October 1 and October 15, thereafter sought to redeem almost all of its remaining money in the Madoff feeder funds.

65.	In addition to redeeming its positions in the Madoff feeder funds, JPMC sought, with the assistance of legal counsel, to cancel or otherwise unwind certain of the structured products issued related to the performance of the Madoff feeder funds. In an attempt to unwind these transactions, JPMC told the distributors of the Madoff notes that it was invoking a provision of the derivatives contract that enabled it to de-link the notes from the performance of the Madoff feeder funds if JPMC could not obtain satisfactory information about its investment. For example, in a letter dated October 27, 2008, JPMC warned that it would declare a “Lock-In Event” under the terms of the contract unless the recipient – a distributor that the Equity Exotics Analyst had spoken to as part of his due diligence underlying the October 16 Memo – could provide the identity of all of Madoff Securities’ options counterparties by 5:00 PM the following day.

66.	In the Fall of 2008, the amount of JPMC’s position in Madoff feeder funds fell from approximately $369 million at the beginning of October 2008 (which was down slightly from its high-water mark of $379 million, in July 2008) to approximately $81 million at the time of Madoff’s arrest, on December 11, 2008 – a reduction of approximately $288 million, or approximately 80% of JPMC’s proprietary capital invested as a hedge in Madoff feeder funds. During the same period, JPMC spent approximately $19 million buying back Madoff-linked notes and approximately $55 million to unwind a swap transaction with a Madoff feeder fund that eliminated JPMC’s contractual obligation with respect to those structured products. When Madoff was arrested, JPMC booked a loss of approximately $40 million, substantially less than the approximately $250 million it would have lost but for these transactions.

67.	At the same time, the Equity Exotics Desk also held through the time of Madoff’s arrest a gap note providing JPMC with $5 million in protection if the value of a Madoff feeder fund collapsed completely. In a November 28, 2008 e-mail, an Equity Exotics banker declined a third party’s request to buy this protective gap note from JPMC, and described the gap note as being “as of today . . . very valuable” to JPMC.

68.	Although JPMC sharply reduced its hedge position in Madoff feeder funds, it was exposed to substantial risk in the event that Madoff Securities continued to perform successfully because it had not been able to unwind or otherwise cancel an equivalent value of JPMC-issued notes linked to the performance of the Madoff feeder funds.

69.	No one at the Investment Bank involved in JPMC’s redemptions from the Madoff feeder funds informed anyone in the B/D Group of their concerns about the validity of Madoff’s returns or even the fact of the redemptions. The key Investment Bank personnel involved in the Madoff feeder fund redemptions knew that the B/D Group had a banking relationship with Madoff Securities.

JPMC’s Failure to File a SAR in the United States

70.	Although JPMC stated in the U.K. Report that a New York-based, SEC-regulated broker- dealer’s reported returns were “probably too good to be true,” JPMC failed to file a SAR in the United States.

71.	The U.K.-based EMEA BSA Officer who filed the U.K. Report did not ask anyone in the United States AML compliance function to investigate the suspicions about Madoff Securities described in the U.K. Report. The EMEA BSA Officer placed a phone call to the JPMC BSA Officer (as defined in paragraph 6, above) but, upon failing to reach him, did not follow up with any other individual in the United States AML compliance function. The EMEA BSA Officer also contacted the Head of Global Compliance for JPMC about the threat to the JPMC employee referenced in paragraph 62 stemming from planned Madoff feeder fund redemptions and steps taken to address it, but did not raise any issue about the potential need to file a SAR in the United States. JPMC did not at the time have any formal protocol for the sharing of information about suspicious activity between geographic regions.

72.	So that he would be prepared to answer questions in the event that the Global Head of Equities were to learn about the U.K. Report, the U.K. Markets Compliance Officer alerted a high-ranking compliance officer for JPMC’s Investment Bank in the United States (the “Senior IB Compliance Officer”) about the trading desk’s suspicions concerning Madoff Securities, and, ultimately, the Senior IB Compliance Officer learned that a report in the U.K. had been filed (although he did not receive a copy). The U.K. Markets Compliance Officer did not ask the Senior IB Compliance Officer to undertake any AML review, and no such review was undertaken by United States AML personnel.

73.	The U.K. Markets Compliance Officer also provided the Senior IB Compliance Officer with a copy of the October 16 Memo, as well as copies of the written materials that accompanied the original Madoff derivative proposal from June 2007. Both the October 16 Memo and the June 2007 written material identified, in numerous places, the decades- long banking relationship between Madoff Securities and JPMC, and the relationship in particular between Madoff Securities and JPMC’s B/D Group. For example, the June 2007 written materials specifically noted that “BLM is a relationship of JPMorgan’s broker-dealer team in New York,” i.e., the B/D Group.

74.	The Senior IB Compliance Officer did not alert U.S. AML Compliance personnel about the concerns expressed in the October 16 Memo. Nor did the Senior IB Compliance Officer take any steps to examine JPMC’s banking relationship with Madoff or the activity within the Madoff Securities accounts at JPMC. The Senior IB Compliance Officer did informally discuss the information he had received about Madoff Securities with several colleagues during an impromptu conversation in a hallway. After that conversation, one of the participants in that conversation – on his own initiative – conducted internet-based research and located two articles that contained negative information about Madoff Securities: the 2001 Barron’s article, discussed above, that the JPMC Executive had referred to in June 2007, and an article in a hedge fund industry publication called MAR/Hedge from 2001 entitled “Madoff Tops Charts; Skeptics Ask How.”

75.	The MAR/Hedge article identified Madoff Securities as having “$6-$7 billion in assets under management,” which “would put it in the number one or two spot” in the list of the world’s biggest hedge funds. The article noted Madoff’s “positive returns for the last 11- plus years,” with “little volatility,” and reported that other fund managers had attempted to replicate Madoff’s strategy with less success, and far more volatility. The MAR/Hedge article echoed the report in the Barron’s article that Madoff could be “subsidizing” client returns from his market-making business, by front-running order flow.

76.	The Senior IB Compliance Officer forwarded one of the two articles to markets compliance personnel in the U.K., and that article was ultimately forwarded to senior lawyers at JPMC in London. The Senior IB Compliance Officer has stated in connection with this investigation that, when he reviewed these articles in October 2008, he had viewed as significant that the concerns about the consistency of Madoff’s returns and lack of transparency had been discussed in articles since 2001, because it suggested to him that regulators likely would have already examined the concerns about Madoff Securities.

77.	On or about November 10, 2008, an AML compliance officer based in London who had assisted in drafting the U.K. Report wrote an e-mail that contained information about JPMC’s redemptions from the Madoff feeder funds, and asked, “What other relationships, if any, does JPM have with either [a particular distributor] or Madoff Investment Securities?” A markets compliance officer responded, copying the U.S.-based Senior IB Compliance Officer and noting that JPMC had “lodged a report with the relevant U.K. authority” and that the Global Head of Compliance was “aware” of the report. The email also stated that, while U.K. personnel would examine JPMC’s relationship with Madoff in that jurisdiction, “given Madoff is a U.S. broker dealer we may undertake significant business in the U.S. I’ve copied [the Senior IB Compliance Officer] to keep him apprised.” No JPMC personnel took any action following this e-mail to investigate JPMC’s banking relationship with Madoff Securities.

78.	At no time between October 16, 2008 and Madoff’s arrest did JPMC file a SAR in the United States based on the suspicions articulated in the U.K. Report. Nor did anyone at JPMC during this time (a) examine the 703 Account; (b) inform the Madoff Securities relationship manager; (c) update the Madoff Securities KYC file; or (d) refer suspicions to any U.S.-based AML personnel.

Billions Of Dollars Were Transferred From The 703 Account After JPMC Redeemed Its Madoff

Feeder Fund Investments And Filed The U.K. Report

79.	JPMC continued providing banking services to Madoff Securities through the B/D Group until Madoff’s arrest. In particular, after filing the U.K. Report, JPMC continued to process banking transactions for Madoff Securities in the account used for the Ponzi scheme, i.e., the 703 Account, which was then being rapidly depleted through withdrawals as the scheme neared collapse.

80.	Whereas the balance in the 703 Account reached approximately $5.6 billion in August 2008, by October 16, 2008 – the date of the October 16 Memo – the account balance had fallen to $3.7 billion. Thirteen days later, when the U.K. Report was filed, the balance had fallen another $700 million, to approximately $3 billion. And in the five business days after the U.K. Report was filed, approximately $2.450 billion more was withdrawn from the 703 Account, leaving a balance of approximately $550 million, some ninety percent less than it had been in August of the same year.

81.	Most of the funds withdrawn during this period went to the same two feeder fund groups in which JPMC had invested – and then redeemed – JPMC’s own funds. Between October 1 and October 28, 2008, JPMC placed redemption orders for approximately $276 million from two particular feeder funds. On November 4, 2008, approximately $1.3 billion was paid from the 703 Account to those two feeder fund groups in four transactions. Later in November 2008, JPMC placed redemptions orders for an additional approximately $23.1 million from one of the funds; Madoff was arrested before those funds were ever received, however.

82.	On December 11, 2008, agents of the Federal Bureau of Investigation arrested Madoff. At the time of his arrest, there was approximately $234 million remaining in the 703 Account. Between October 16, 2008 and Madoff’s arrest, approximately $3.5 billion of the $3.7 billion in the Madoff Securities accounts at JPMC had been withdrawn to pay customer redemptions.

83.	On the day of Madoff’s arrest, the Head of Due Diligence e-mailed the Equity Exotics Analyst who had drafted the October 16 Memo: “Can’t say I’m surprised, can you?” The Equity Exotics Analyst replied: “No.” On the same day, the EMEA BSA Officer who caused the U.K. Report to be filed stating that Madoff’s returns appeared “too good to be true” e-mailed JPMC’s BSA Officer and head of JPMC’s AML department that Madoff Securities, “was the hedge fund that we reported 6 weeks ago and which I never had a one to one with you on. It came to pass.” Additionally, on the same day, the JPMC head of structured products e-mailed the Global Head of Equities about the amount JPMC had been able to redeem from Madoff feeder funds before Madoff’s arrest, commenting “we got this one right at least – I said it looked too good to be true on that call with you in Sep[tember].” Finally, on the same day, the CRO e-mailed senior JPMC executives and wrote that with respect to Madoff, “we actually look like we have some clue of what we’re doing,” reporting that the investment bank had “got out of all but $36 mio [million]” of “$200 mio (down from the $1 bio that [an investment bank executive] pushed hard for last year).” The CRO wrote further that the Chief Investment Officer of JPMC’s private bank had “told us a lot of our Private Bank customers have invested with Madoff but luckily we didn’t place any there.”

84.	On March 12, 2009, Madoff pleaded guilty to securities fraud, wire fraud, money laundering, and related offenses, and was subsequently sentenced to 150 years’ imprisonment. These offenses, and others, were committed through transactions using Madoff’s 703 Account at JPMC.

85.	After Madoff’s arrest, JPMC AML personnel examined the 703 Account transactions and filed a series of SARs relating to suspicious transactions in that account. JPMC did not file any SAR in the United States relating to Madoff prior to his arrest.

Exhibit D

PREET BHARARA

United States Attorney for the

Southern District of New York

By: MATTHEW L. SCHWARTZ

       ARLO DEVLIN-BROWN

Assistant United States Attorneys

One Saint Andrew’s Plaza

New York, New York 10007

Telephone: (212) 637-1945

Facsimile: (212) 637-2452

E-mail: matthew.schwartz@usdoj.gov

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

)
UNITED STATES OF AMERICA,	)
)
Plaintiff,	)
	)	VERIFIED COMPLAINT
- against -)
	)	No. 14 Civ.
$1,700,000,000 IN UNITED STATES	)
CURRENCY,	)	ECF Case
)
Defendant-in-rem.	)
)
)
)

Plaintiff the United States of America (the “Government”), by its attorney Preet Bharara, United States Attorney for the Southern District of New York, for its verified complaint (the “Complaint”) alleges, upon information and belief, as follows:

INTRODUCTION

1. This action is brought by the Government pursuant to 18 U.S.C. § 981 seeking forfeiture of certain property traceable to the Ponzi scheme orchestrated by Bernard L. Madoff (“Madoff”), which was conducted through a demand deposit account, and other linked accounts, maintained at JPMorgan Chase Bank, N.A., its affiliates, and their predecessors (collectively and separately, “JPMC”).

2. By this Complaint, the Government seeks forfeiture of all right, title and interest in $1,700,000,000 in United States currency (the “Defendant Funds”), which JPMC has agreed to forfeit to the United States pursuant to a Deferred Prosecution Agreement.

3. Upon entry of a final order forfeiting the Defendant Funds to the United States, the Government intends to distribute the funds to victims of the fraud, consistent with the applicable Department of Justice regulations, through the ongoing remission process. See 21 U.S.C. § 853(i)(1) and 28 C.F.R. Part 9.

JURISDICTION AND VENUE

4. This Court has jurisdiction over this action pursuant to 28 U.S.C. §§ 1345 and 1355.

5. Venue is proper pursuant to 28 U.S.C. § 1355(b)(1)(A) because acts and omissions giving rise to the forfeiture took place in the Southern District of New York.

FACTUAL ALLEGATIONS

6. The Government’s claims for forfeiture arise out of the investigation of Bernard L. Madoff Investment Securities LLC, and its predecessor, Bernard L. Madoff Investment Securities (collectively and separately, “Madoff Securities”).

7. At all relevant times to this Complaint, Madoff Securities had its principal place of business in New York, New York. Madoff Securities operated three principal lines of business: market making, proprietary trading, and investment advisory. Madoff Securities was registered with the United States Securities and Exchange Commission (“SEC”) as a broker-dealer since in or about 1960 and as an investment adviser since in or about August 2006. Madoff was the founder of Madoff Securities and its sole owner.

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8. For more than three decades, the Madoff Securities investment advisory business was a massive, multi-billion dollar Ponzi scheme. From at least as early as the 1970s through Madoff’s arrest on December 11, 2008, Madoff and his co-conspirators fraudulently promised investors in Madoff Securities that their money would be invested in stocks, options, and other securities of well-known corporations. Contrary to these representations, investor money was in fact virtually never invested as promised. Instead, the Madoff Securities investment advisory business operated as a massive Ponzi scheme in which some investors were paid with money “invested” by different investors, and other proceeds were used to personally benefit Madoff and the people around him. At the time of its collapse in December 2008, Madoff Securities maintained more than 4,000 investment advisory client accounts, which purported to have a combined balance of approximately $65 billion. In fact, Madoff Securities had only approximately $300 million in assets at the time.

9. From in or about October 1986 through Madoff’s arrest on December 11, 2008, the Madoff Ponzi scheme was conducted almost exclusively through a demand deposit account and other linked cash and brokerage accounts held at JPMC. During that time period, virtually all client investments were deposited into the primary Madoff Securities account at JPMC, and virtually all client “redemptions” were paid from a linked disbursement account, also held by Madoff Securities at JPMC.

10. On March 12, 2009, in connection with the Ponzi scheme operated through Madoff Securities, Madoff pleaded guilty to Information 09 Cr. 213 (DC), which charged him with securities fraud, investment advisor fraud, mail fraud, wire fraud, two counts of international money laundering, money laundering, false statements, perjury, false filings with the SEC, and theft from an employee benefit plan. Among other things, Madoff admitted that

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despite his promise to clients and prospective clients that he would invest their money in shares of common stock, options, and other securities of well known corporations, he in fact almost never invested those clients’ funds in the securities as he had promised. Madoff further admitted that he attempted to conceal his fraud by, among other things, issuing false account statements and otherwise deceiving his investment advisory clients, lying to regulators, and wiring money between Madoff Securities and its London-based affiliate to create the impression that Madoff Securities was actually trading securities.

11. On June 29, 2009, the Honorable Denny Chin sentenced Madoff to 150 years’ imprisonment and criminal forfeiture.

THE DEFENDANT IN REM

12. On or about January 6, 2014, JPMC entered into a Deferred Prosecution Agreement with the United States. Pursuant to that agreement, JPMC agreed to forfeit to the United States $1,700,000,000, i.e., the Defendant Funds. The Defendant Funds represent proceeds of Madoff’s fraud, and constitute some of the billions of dollars that flowed through the Madoff Securities accounts at JPMC during the course of the Ponzi scheme, including from the point in October 2008 that JPMC reported to regulators in the United Kingdom that JPMC had suspicions about the legitimacy of Madoff Securities.

13. Specifically, on or about October 29, 2008, JPMC filed a report with the United Kingdom Serious Organised Crime Agency (“SOCA”) pursuant to the U.K. Proceeds of Crime Act. In that report, which identified Madoff Securities as its “Main Subject – Suspect,” JPMC reported that, among other things, “the investment performance achieved by [the Madoff Securities] funds . . . is so consistently and significantly ahead of its peers year-on-year, even in the prevailing market conditions, as to appear too good to be true – meaning that it probably is.” JPMC reported that, “[a]s a result,” it had submitted redemption requests for more than $300 million of its own funds, which were invested in Madoff Securities “feeder” funds.

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14. Between the date of JPMC’s report to SOCA and the date of Madoff’s arrest, the balance of the Madoff Securities accounts at JPMC fell from approximately $3 billion, to approximately $234 million as a result of withdrawals paid to Madoff’s investors as fictitious redemptions. The $1.7 billion that JPMC has agreed to forfeit to the United States pursuant to the Deferred Prosecution Agreement represents a portion of the funds leaving the Madoff Securities accounts at JPMC from October 29, 2008 (i.e., the date of JPMC’s report to SOCA) until Madoff’s arrest on December 11, 2008, and is in an amount substantially greater than the value of all the funds redeemed by JPMC from the Madoff-linked feeder funds.

15. The Deferred Prosecution Agreement and accompanying Statement of Facts are attached as Exhibit 1, and are incorporated fully into this Complaint as if they had been set forth herein.

CLAIM FOR FORFEITURE

(18 U.S.C. § 981(a)(1)(C))

16. The Government incorporates by reference paragraphs 1 through 15 above as if fully set forth herein.

17. Pursuant to 18 U.S.C. § 981(a)(1)(C), “[a]ny property, real or personal, which constitutes or is derived from proceeds traceable to . . . any offense constituting ‘specified unlawful activity’ . . . , or a conspiracy to commit such offense,” is subject to forfeiture to the Government.

18. “Specified unlawful activity” is defined in 18 U.S.C. § 1956(c)(7) to include, among other things, any offense listed under 18 U.S.C. § 1961(1). Section 1961(1) lists, among other things, violations of 18 U.S.C. §§ 1341 (mail fraud), 1343 (wire fraud), and “fraud in the sale of securities.”

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19. Pursuant to 18 U.S.C. § 981(a)(2)(A), for purposes of the civil forfeiture statutes, “proceeds” refers to “property of any kind obtained directly or indirectly, as a result of the commission of the offense giving rise to forfeiture, and any property traceable thereto, and is not limited to the net gain or profit realized from the offense.”

20. As a result, the Defendant Funds are subject to forfeiture to the United States of America, pursuant to 18 U.S.C. § 981(a)(1)(C), because the Defendant Funds constitute property derived from Madoff’s mail fraud, wire fraud, and securities fraud.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

6

REQUEST FOR RELIEF

WHEREFORE plaintiff, the United States of America, requests that judgment be entered in its favor and against the Defendant Funds, and that process issue to enforce the forfeiture of the Defendant Funds, and that all persons having an interest in the Defendant Funds be cited to appear and show cause why the forfeiture should not be decreed, and that this Court decree forfeiture of the Defendant Funds to the United States of America for disposition according to law, and that this Court grant the Government such further relief as this Court may deem just and proper, together with the costs and disbursements in this action.

Dated: New York, New York

             January 6, 2014

PREET BHARARA
United States Attorney
Attorney for the United States of America

/s/ MATTHEW L. SCHWARTZ
MATTHEW L. SCHWARTZ ARLO DEVLIN-BROWN Assistant United States Attorneys One Saint Andrew’s Plaza
New York, New York 10007
Telephone: (212) 637-1945
Facsimile: (212) 637-2452
E-mail: matthew.schwartz@usdoj.gov

7

VERIFICATION

STATE OF NEW YORK	)
COUNTY OF NEW YORK	:
SOUTHERN DISTRICT OF NEW YORK	)

PAUL M. TAKLA, being duly sworn, deposes and says that he is a Special Agent with the Federal Bureau of Investigation, and as such has responsibility for the within action; that he has read the foregoing Verified Complaint and knows the contents thereof, and that the same is true to the best of his knowledge, information, and belief.

The sources of deponent’s information and the ground of his belief are official records and files of the United States, information obtained directly by the deponent, and information obtained by other law enforcement officials and representatives during an investigation of alleged violations of Titles 15, 18 and 31, United States Code.

/s/ PAUL M. TAKLA PAUL M. TAKLA Special Agent
Federal Bureau of Investigation

Sworn to before me this
day of January, 2014:

/s/ CHRISTIAN R. VERDELL NOTARY PUBLIC

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